Sony Group Corporation S-8

Exhibit 4.2

(54th Series U.S. Participants)

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2025

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as of November 21, 2025 as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the decision of the Representative Corporate Executive Officer of the Corporation made on October 30, 2025. Unless otherwise provided for, the terms used in Exhibits attached hereto shall have the same meaning as used in this Agreement:

Article 1                (Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation. This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2                (Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1, and (2) the conditions and restrictions provided for in this Agreement. The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement. Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein. In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3                (Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for ____ Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on November 25, 2025 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person (hereinafter referred to as the “Allotted Number”):

_____________ (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	The amount to be paid per stock acquisition right upon the issuance of the Options (hereinafter referred to as the “Issue Price”) is as set forth in Exhibit 2 attached hereto.

The payment of the amount of the Issue Price multiplied by the Qualified Person’s Allotted Number (hereinafter referred to as the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation, if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

On the Allotment Date, the Qualified Person will make an offer, instead of making a payment in the Total Amount to be Paid, (i) to offset (a) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation against (b) the Qualified Person’s obligation to pay the Total Amount to be Paid, if the Qualified Person is an employee of the Corporation, or, (ii) to offset (a) remuneration claims receivables in relation to the relevant subsidiary’s remuneration obligation against the Qualified Person, which the Corporation has assumed from the relevant subsidiary pursuant to a cumulative debt assumption agreement entered into between the Corporation and the relevant subsidiary against (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. The Corporation hereby consents to the payment pursuant to such offset.

(4)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(5)	Period during which the Options may be exercised:

From and including November 25, 2026, to and including November 24, 2035 (hereinafter referred to as the “Term”). If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 15, 2035 (or, if such day is not a business day of the Corporation, the immediately preceding business day) and exercise of the Options is further subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4                (Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

18,000,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent:

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.:

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Option.

Article 5               (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions and conditions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)	Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	Exercise of the Options may be restricted for limited periods of time as deemed reasonably necessary by the Corporation to ensure proper administration (including but not limited to restrictions on exercise at or around the end of each fiscal quarter) and as communicated to the applicable Qualified Person.

(5)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6                (Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7                (Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8                (Issuance of ADRs)

1.              The Corporation currently maintains an American Depositary Receipt program in the United States (hereinafter referred to as the “Sony American Depositary Receipt Program”) pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

2.              Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

Article 9                (Treatment in Events of Corporate Transaction and Proceeding)

1.               In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Option outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.              In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 10             (Withholding by the Corporation)

In connection with Item (2) of Condition 13 of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options. This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11              (Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12              (Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13              (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.              Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.              Notwithstanding the immediately preceding Paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.              With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement. Decisions of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties. None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 14              (Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 15             (Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 16             (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Hiroki Totoki
President and Chief Executive Officer,
Representative Corporate Executive Officer
	Date:	November 21, 2025

QUALIFIED PERSON

By:
Name:

Address:
	Date:	November 21, 2025

(54th Series Non-US Participants)

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2025

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as of November 21, 2025 as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the decision of the Representative Corporate Executive Officer of the Corporation made on October 30, 2025. Unless otherwise provided for, the terms used in Exhibits attached hereto shall have the same meaning as used in this Agreement:

Article 1          (Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation. This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2          (Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1, and (2) the conditions and restrictions provided for in this Agreement. The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement. Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein. In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3          (Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for ___ Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on November 25, 2025 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person (hereinafter referred to as the “Allotted Number”):

_________ (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	The amount to be paid per stock acquisition right upon the issuance of the Options (hereinafter referred to as the “Issue Price”) is as set forth in Exhibit 2 attached hereto.

The payment of the amount of the Issue Price multiplied by the Qualified Person’s Allotted Number (hereinafter referred to as the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation, if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

On the Allotment Date, the Qualified Person will make an offer, instead of making a payment in the Total Amount to be Paid, (i) to offset (a) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation against (b) the Qualified Person’s obligation to pay the Total Amount to be Paid, if the Qualified Person is an employee of the Corporation, or, (ii) to offset (a) remuneration claims receivables in relation to the relevant subsidiary’s remuneration obligation against the Qualified Person, which the Corporation has assumed from the relevant subsidiary pursuant to a cumulative debt assumption agreement entered into between the Corporation and the relevant subsidiary against (b) the Qualified Person’s obligation to pay the Total Amount to be Paid if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. The Corporation hereby consents to the payment pursuant to such offset.

(4)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(5)	Period during which the Options may be exercised:

From and including November 25, 2026, to and including November 24, 2035 (hereinafter referred to as the “Term”). If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 15, 2035 (or, if such day is not a business day of the Corporation, the immediately preceding business day) and exercise of the Options is further subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4          (Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

18,000,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent:

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.:

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Option.

Article 5          (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)	Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	Exercise of the Options may be restricted for limited periods of time as deemed reasonably necessary by the Corporation to ensure proper administration (including but not limited to restrictions on exercise at or around the end of each fiscal quarter) and as communicated to the applicable Qualified Person.

(5)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6          (Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7          (Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8          (Issuance of ADRs)

1.       The Corporation currently maintains an American Depositary Receipt program in the United States (hereinafter referred to as the “Sony American Depositary Receipt Program”) pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

2.       Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

Article 9          (Treatment in Events of Corporate Transaction and Proceeding)

1.       In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Option outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 10        (Withholding by the Corporation)

In connection with Item (2) of Condition 13 of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options. This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11        (Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12        (Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13        (Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 attached hereto for the benefit of the Corporation.

Article 14        (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.       Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.       Notwithstanding the immediately preceding Paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.       With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement. Decisions of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties. None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 15        (Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 16        (Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 17        (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Hiroki Totoki
President and Chief Executive Officer,
Representative Corporate Executive Officer
Date: November 21, 2025

QUALIFIED PERSON

By:
Name:

Address:
Date: November 21, 2025

Exhibit 1

TERMS AND CONDITIONS OF THE FIFTY-FOURTH SERIES OF

STOCK ACQUISITION RIGHTS

FOR SHARES OF COMMON STOCK OF SONY GROUP CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Fifty-Fourth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Options”) of Sony Group Corporation (hereinafter referred to as the “Corporation”) issued on November 25, 2025 by the Corporation in accordance with the decision of the Representative Corporate Executive Officer of the Corporation made on October 30, 2025:

1.	Aggregate Number of Options

9,383

2.	Class and Number of Shares to be Issued or Transferred upon Exercise of Options

The class of shares to be issued or transferred upon exercise of the Options shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Option (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Options shall be 938,300 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”). However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Options shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Options as prescribed in Condition 1 above.

3.	Adjustment of Number of Granted Shares

(1)	In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2)	An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Options which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3)	The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4)	When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4.	Allotment Date of Options

November 25, 2025 (hereinafter referred to as the “Allotment Date”)

5.	The amount to be paid in upon the issuance of the Options.

The amount to be paid per stock acquisition right upon the issuance of the Options (hereinafter referred to as the “Issue Price”) is as set forth in Exhibit 2 attached to the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 dated November 21, 2025 (hereinafter referred to as the “Agreement”).

The payment of the amount of the Issue Price multiplied by the number of Options allotted by the Corporation to the allotee of the Options (hereinafter referred to as the “Qualified Person”) (such amount payable, the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation, if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

However, the aforementioned remuneration claims shall be granted on the condition that the Qualified Person enters into the Agreement.

6.	Amount of Assets to be Contributed upon Exercise of Options

The amount of assets to be contributed upon exercise of the Options shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares. The Exercise Price is initially as set forth in Exhibit 2 attached to the Agreement.

7.	Adjustment of Exercise Price

(1)	In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Options, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) cent resulting from the adjustment shall be rounded up to the nearest one (1) cent:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of split or consolidation

(2)	In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3)	In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)	When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii)	In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(iii)	In addition to Items (i) and (ii) above, when the Exercise Price is required to be adjusted due to the distribution of shares of other companies to shareholders of the Corporation, or due to any other event analogous in nature to the foregoing.

2

(4)	When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8.	Period during which Options May be Exercised

From and including November 25, 2026, up to and including November 24, 2035. If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period.

9.	Conditions for Exercise of Options

(1)	No Option may be exercised in part.

(2)	In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Options may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10.	Restrictions under the U.S. Securities Act and Other Matters

The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Options or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable.

The exercise of any Option granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may, in its sole discretion, defer the effectiveness of the exercise of an Option granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall inform the holder of such Option in writing of the decision to defer the effectiveness of the exercise of such Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the holder of such Option may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11.	Mandatory Repurchase of Options

Not applicable.

3

12.	Restrictions on Acquisition of Options through Transfer

The Options cannot be acquired through transfer (other than any transfer of Options that are vested and exercisable upon the death of a holder of the Options to such holder’s estate or beneficiaries), unless such acquisition is expressly approved by the Board of Directors of the Corporation.

13.	Application for Exercise of Options and Manner of Payment

(1)	In the case of exercise of the Options, the holder of the Options shall exercise the Options by submitting an exercise request together with the information required by the Corporation either electronically or telephonically through the process designated by the Corporation from time to time.

(2)	With completion of the process for exercise of the Options as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Options, including any applicable taxes and all other costs or fees associated with the exercise (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation. The entitlement of a holder of the Options to the receipt of the Common Stock upon exercise of an Option is subject to the payment in full of any federal, state, local and foreign taxes of any kind required to be withheld with respect to the exercise of such Option, as well as the payment in full of any costs or fees (such as brokerage fees) associated with the exercise of such Option.

(3)	Except as provided for in Condition 10, any holder of the Options who has completed the process as provided in (1) above, may not cancel such exercise thereafter.

14.	Place where Applications for Exercise of Options are Made

Sony Corporation of America, Human Resources, or its duly authorized designee

15.	Payment Handling Place on Exercise of Options

Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office)

16.	Effective Date and Time of Exercise of Options

Except as provided for in Condition 10, the exercise of the Options shall become effective when the holder of the Options has duly completed the process set forth in Items (1) and (2) of Condition 13 and the Corporation or its designee has accepted the exercise.

17.	Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Options

(1)	The amount of capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2)	The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

18.	Handling of Matters Relating to Abolition of Unit Share System

In the case that the Corporation abolishes the unit share system after the Allotment Date of the Options, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

4

19.	Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations

In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Options, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

5

Exhibit 2

ISSUE PRICE AND EXERCISE PRICE

The amount to be paid in exchange for the stock acquisition rights (the “Options”) to be issued by the Corporation, pursuant to the terms and conditions of the Options set forth in Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 dated November 21, 2025, and pursuant to the decision of the Representative Corporate Executive Officer of the Corporation made on October 30, 2025 (such amount, the “Issue Price”), is as set forth below.

The amount of money to be paid in exchange for the Options shall be the amount obtained by multiplying the option price per share of common stock (calculated using the Black-Scholes model based on the basic figures in (ii) through (vii) below), by the number of shares to be received by exercising the Options.

i.	Option price per share of common stock (C)
ii.	Share price (𝑆): The price obtained by converting the closing price of the Company's common stock in regular trading on the Tokyo Stock Exchange (the “Closing Price”) on November 21, 2025 (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) into U.S. dollars (by the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer) against yen.
iii.	Exercise price (𝐾): The U.S. dollar amount obtained by dividing the average Closing Price for the ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the allotment date of such Options (the “Reference Yen Price”) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling U.S. dollars by telegraphic transfer against yen for such ten (10) consecutive trading days (the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent); provided, however, that if the Reference Yen Price is lower than the Closing Price on the trading day immediately preceding the allotment date of the Options (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day), the Exercise price (𝐾) shall be the U.S. dollar amount obtained by dividing the Closing Price on the trading day immediately preceding the allotment date of the Options by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent).
iv.	Estimated remaining years (t): 5.53 years
v.	Volatility (𝜎): The volatility rate of the share price based on the closing price of the Corporation’s American Depository Receipts (ADRs) on the New York Stock Exchange on each trading day during the span of 5.53 years (from May 12, 2020 to November 21, 2025).
vi.	Risk-free rate (𝑟): Interest rate on Japanese government bonds whose remaining years correspond to the estimated remaining years.
vii.	Dividend Yield (𝑞): Dividend per share (expected dividend for the year ending March 31, 2026) / the Closing Price on November 21, 2025 (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day).
viii.	Cumulative density function of the standard normal distribution: (N (・))

The payment of the amount of the Issue Price multiplied by the number of Options allotted by the Corporation to the allottee of the Options (the “Qualified Person”) (such amount payable, the “Total Amount to be Paid”) will be made by offsetting such amount against: (i) remuneration claims in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by the Corporation, if the Qualified Person is an employee of the Corporation, or, (ii) remuneration claims, in an amount equal to the Total Amount to be Paid, which will be granted to the Qualified Person by subsidiaries of the Corporation and assumed by the Corporation, if the Qualified Person is a director, officer or an employee of a subsidiary of the Corporation. Therefore, no monetary payment will be made by the Qualified Person on the Allotment Date for the purpose of paying the Total Amount to be Paid.

The amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ 28.88.

(54th Series Participants in China)

Exhibit 3

VESTING AND EXERCISE CONDITIONS FOR PARTICIPANTS IN CHINA

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 1 (Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Notwithstanding Item (5) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

(2)	In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (5) of Article 3 of the Agreement.

(i)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7 of the Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the three (3) month commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), subject to the provision of Article 7 of the Agreement; and

(iii)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(3)	The Qualified Person may not exercise the Options in any of the following cases:

(i)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii)	If the Qualified Person violates any provision of the Agreement.

(4)	The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

2

Exhibit 3

VESTING AND EXERCISE CONDITIONS FOR NON-US PARTICIPANTS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 1 (Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Notwithstanding Item (5) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

(2)	In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (5) of Article 3 of the Agreement.

(i)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7 of the Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), subject to the provision of Article 7 of the Agreement; and

(iii)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(3)	The Qualified Person may not exercise the Options in any of the following cases:

(i)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii)	If the Qualified Person violates any provision of the Agreement.

(4)	The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

2

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions on the vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 5       (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, or (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under a long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination other than for Cause at or after age 55, provided that the Qualified Person has at least 10 years of service with the Sony Group Companies immediately prior to such termination, or at or after attaining the age of 65 regardless of his or her years of service.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)       Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. In the event that the Qualified Person’s employment with the Sony Group Companies terminates at any time, vesting of the Options held by such Qualified Person shall immediately cease and no Options held by such Qualified Person shall vest on or after the Termination Date except as follows:

If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (5) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)       Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by a Qualified Person shall terminate and be immediately cancelled as of his or her Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is without Cause

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Retirement, death or Disability

All vested Options will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her voluntary resignation	All vested Options will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions on the vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 5       (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause, ” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies; means (i) commission by the Qualified Person of an offence under the Criminal Code of Canada, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading, (iv) use of information, creative ideas, intellectual property and software ideas obtained during employment with the Sony Group Companies for personal gain or profit, (v) any willful and intentional act having the effect of materially injuring the reputation, business or business relationships of the Sony Group Companies, or (vi) any other acts or omissions which amount to just cause at common law.

“Corporation” means Sony Group Corporation.

“Disability, ” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under a long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her.

“Notice Period” means any period of notice of Termination of Employment or period of pay in lieu of such notice provided to a Qualified Person or required under any applicable statute or the common law.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination other than for Cause at or after age 55, provided that the Qualified Person has at least 10 years of service with the Sony Group Companies immediately prior to such termination, or at or after attaining the age of 65 regardless of his or her years of service.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates. For greater clarity:

(i)	where employment is terminated due to Disability, death, Retirement or resignation, or other than for Cause, the Termination Date shall be either:

1.	the date upon which the Qualified Person is provided with written notice of their Termination of Employment, where pay in lieu of notice is provided; or

2.	in all other cases, their last day of active employment; and

(ii)	where employment is terminated for Cause, the Termination Date shall be the day upon which the Qualified Person is advised of their Termination of Employment.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)        Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. In the event that the Qualified Person’s employment with the Sony Group Companies terminates at any time, vesting of the Options held by such Qualified Person shall immediately cease and no Options held by such Qualified Person shall vest on or after the Termination Date except as follows:

If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (5) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)       Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by a Qualified Person shall terminate and be immediately cancelled as of his or her Termination Date without the payment by the Corporation of any consideration therefore, regardless of any Notice Period. Further, as of his or her Termination Date, no Qualified Person shall have any right to receive additional options, regardless of any Notice Period and irrespective of any past practice to the contrary.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s Termination of Employment with the

Sony Group Companies is without Cause

OR

Qualified Person’s Termination of Employment with the

Sony Group Companies is as a result of his or her Retirement, death or Disability

All vested Options will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her voluntary resignation	All vested Options will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions on the vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 5        (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading or (iv) a breach by the Qualified Person in any material respect of the Qualified Person’s Employment Agreement (if any) with the Corporation or other Sony Group Companies employer, if applicable, provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which written Employment Agreement defines the term “Cause” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Cause” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under the long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her; provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which Employment Agreement defines the term “Disability” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Disability” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Employment Agreement” means an effective written employment agreement with a member of the Sony Group Companies, which agreement does not provide for employment at will.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination at or after an age that is specifically designated as a normal or early retirement age under any employee benefit plan sponsored by a member of the Sony Group Companies, which plan is qualified under Section 401 of the Internal Revenue Code, in which such Qualified Person is a participant immediately prior to such termination or, if there is no such plan, at or after age 65.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)       Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable on April 1, 2028 (the “Vesting Date”). Except as expressly set forth in the following chart, in the event that the Qualified Person’s employment with the Sony Group Companies terminates prior to the Vesting Date, vesting of the Options held by such Qualified Person will not occur and the Options shall forfeit immediately.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies*	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is by the Sony Group Companies without Cause (whether or not the Qualified Person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her death

All unvested Options shall vest as of the Termination Date
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Disability	Unvested Options shall vest as if the Qualified Person remained employed by the Sony Group Companies for so long as the Qualified Person continues to have such Disability

*If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (5) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)       Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by such Qualified Person shall terminate and be immediately cancelled as of the Qualified Person’s Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s employment with the Sony Group Companies is terminated by the Sony Group Companies without Cause (whether or not the Qualified person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her death

All Options that were vested immediately prior to the Termination Date will remain outstanding until the expiration of the Options.

All Options that vest on the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her voluntary resignation	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her Disability or Retirement	All vested Options will remain outstanding until the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies is terminated for any reason (other than a termination by the Sony Group Companies for Cause) that is not expressly set forth in this chart	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions on the vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2025 (hereinafter referred to as the “Agreement”).

Article 5      (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading or (iv) a breach by the Qualified Person in any material respect of the Qualified Person’s Employment Agreement (if any) with the Corporation or other Sony Group Companies employer, if applicable, provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which written Employment Agreement defines the term “Cause” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Cause” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under the long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her; provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which Employment Agreement defines the term “Disability” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Disability” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Employment Agreement” means an effective written employment agreement with a member of the Sony Group Companies, which agreement does not provide for employment at will.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination at or after an age that is specifically designated as a normal or early retirement age under any employee benefit plan sponsored by a member of the Sony Group Companies, which plan is qualified under Section 401 of the Internal Revenue Code, in which such Qualified Person is a participant immediately prior to such termination or, if there is no such plan, at or after age 65.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)       Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. Except as expressly set forth in the following chart, in the event that the Qualified Person’s employment with the Sony Group Companies terminates prior to the Vesting Date, vesting of the Options held by such Qualified Person will not occur and the Options shall forfeit immediately.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies*	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is by the Sony Group Companies without Cause (whether or not the Qualified Person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her death

All unvested Options shall vest as of the Termination Date
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Disability	Unvested Options shall vest as if the Qualified Person remained employed by the Sony Group Companies for so long as the Qualified Person continues to have such Disability

*If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (5) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)       Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by such Qualified Person shall terminate and be immediately cancelled as of the Qualified Person’s Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s employment with the Sony Group Companies is terminated by the Sony Group Companies without Cause (whether or not the Qualified person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her death

Options that were granted at least twelve (12) months prior to the Termination Date: All Options that are vested on or before the Termination Date will remain outstanding until the expiration of the Options.

Options that were granted less than twelve (12) months prior to the Termination Date: All Options that vest on the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her voluntary resignation	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her Disability or Retirement	All vested Options will remain outstanding until the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies is terminated for any reason (other than a termination by the Sony Group Companies for Cause) that is not expressly set forth in this chart	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Exhibit 4

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 13 of the Allocation Agreement.

1.	(Employment Contract)

I understand that nothing in the Sony Group Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of the Stock Acquisition Rights (hereinafter referred to as the “Option” in this Exhibit 4) creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

●	any exercise of a discretion or a decision taken in relation to an Option or to the Plan, or any failure to exercise a discretion or take a decision; and

●	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (hereinafter referred to as the “Sony Group Companies” in this Exhibit 4) (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.	(Data Protection)

I consent to the collection, use and disclosure by the Corporation and/or the Sony Group Companies (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the Sony Group Companies (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony Group Companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the Sony Group Companies (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the Sony Group Companies) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information, the Corporation and/or the Sony Group Companies (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

 2

3.	(Payment of Tax, Social Security or Other Amounts)

I acknowledge that I am responsible for and indemnify each relevant member of the Sony Group Companies against any federal, state, local and foreign taxes or social security liability in connection with my Options (“Tax Liability”), and I authorize the Corporation and the Sony Group Companies (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) or the cash payment of all (or as nearly equivalent as reasonably possible) or any portion of the Tax Liability on my behalf, subject to my indemnification and repayment obligation hereunder, unless I, as the participant in the Plan, discharge the liability myself.

4.	(Tax Filings)

By signing the Allocation Agreement, I agree to:

(1)	make all necessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)	comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony Group Companies, my employer or applicable law).

5.	(Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any of the Sony Group Companies (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

 3

6.	(Tax Treatment)

I understand and agree that neither the Corporation nor any of the Sony Group Companies (including my employer) has arranged for any special tax treatment to apply to these Options other than those expressly stated in the Allocation Agreement, if any. The Options are not tax qualified in any jurisdiction unless otherwise expressly stated in the Allocation Agreement.

[European Union:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase the Qualified Person’s interest in the success of the Corporation. The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The Shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the Share price can be found at the following web address: https://www.sony.com/en/

Details of the offer can be found in the Allocation Agreement and the Exhibits to the Allocation Agreement.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer is 938,300.]

[Germany:

The Options granted under the Plan are provided on an ex-gratia basis and not in satisfaction of any right or expectation of the Qualified Person. The Qualified Person acknowledges that he/she has no such right or expectation in relation to the Option or any future grant of Options.]

[United Kingdom:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase the Qualified Person’s interest in the success of the Corporation. The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The Shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the Share price can be found at the following web address: https://www.sony.com/en/

Details of the offer can be found in the Allocation Agreement and the Exhibits to the Allocation Agreement.

 4

The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK legislation enacted in connection with the UK’s exit from the European Union). The total maximum number of Shares which are the subject of this offer is 938,300.

Nothing in the terms of the Options or any communication issued to the Qualified Person in connection with the Options is intended to constitute investment advice in relation to the Options. If the Qualified Person is in any doubt as to whether to proceed in participating in this Plan or in connection with the Qualified Person’s own financial or tax position, he/she is recommended to seek advice from a duly authorised independent adviser.]

 5